Exhibit 99.1(b)

GAMZIO, INC.
(A Development Stage Company)

CONDENSED FINANCIAL STATEMENTS

For the Periods Ended September 30, 2013 and September 30, 2012

GAMZIO, INC.
(A Development Stage Company)
Condensed Balance Sheet

	September 30, 2013	December 31, 2012
Assets	(Unaudited)

Total assets	$-	$-

LIABILITIES and STOCKHOLDERS’ (DEFICIT)

Current liabilities
Accrued liabilities	-	4,145
Total current liabilities	-	4,145

Long term debt
Related party loan	257,159	192,787
Imputed interest	(7,066)	(6,793)
Total long term debt	250,093	185,994

Total liabilities	250,093	190,139

STOCKHOLDERS’ (DEFICIT)
Common stock; no par value; 100,000 shares authorized,
Issued and outstanding, respectively	-	-
Additional paid in capital	8,538	6,893
Deficit accumulated during the development stage	(258,631)	(197,032)
Total stockholders’ (deficit)	(250,093)	(190,139)

Total Liabilities and Stockholders’ (Deficit)	$-	$-

See accompanying notes to the condensed financial statements

GAMZIO, INC.
(A Development Stage Company)
Unaudited Condensed Statements of Operations
For the Three and Nine Months Ended September 30, 2013 and 2012; and
For the Period from January 13, 2012 (Inception) to September 30, 2013
(unaudited)

	Three months ended September 30, 2013 2012		Nine months ended September 30, 2013 2012		From January 13, 2012 (inception) to September 30, 2013

REVENUES	$-	$-	$-	$-	$-

EXPENSES
General and administrative expense	5,517	64,930	60,228	138,661	257,260
Total expenses	5,517	64,930	60,228	138,661	257,260

OTHER EXPENSE
Interest expense	(343)	-	(1,371)	-	(1,371)
Total expense	(343)	-	(1,371)	-	(1,371)

NET LOSS FROM OPERATIONS	(5,860)	(64,930)	(61,599)	(138,661)	(258,631)

NET LOSS	$(5,860)	$64,930)	$(61,599)	$(138,661)	$(258,631)

NET LOSS PER COMMON SHARE
Basic and diluted	$(0.06)	$(0.65)	$(1.79)	$(1.42)

WEIGHTED AVERAGE OUTSTANDING SHARES
Basic and diluted	100,000	100,000	34,351	97,826

See accompanying notes to the condensed financial statements

GAMZIO, INC.
(A Development Stage Company)
Unaudited Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2013 and 2012; and
For the Period from January 13, 2012 (Inception) to September 30, 2013
(unaudited)
	September 30, 2013	September 30, 2012	Cumulative from January 13, 2012, (Inception) to September 30, 2013

Operating Activities
Net loss	$(61,599)	$(138,661)	$(258,631)
Adjustments to reconcile net loss to net cash used in operating activities:
Imputed interest on debt	1,371	-	1,371
Expenses paid by related party	64373	138,561	257,160
Services contributed to capital by related party	-	100	100
Changes in operating assets and liabilities
Accounts receivable	-	-	-
Accrued liabilities	(4,145)	-	-
Net Cash used in operating activities	-	-	-

Net increase (decrease) in cash	-	-	-

Cash, beginning of period	-	-	-

Cash, end of period	$-	$-	$-

Supplemental disclosure of cash flow information
Cash paid for income taxes	$-	$-	$-
Cash paid for interest	$-	$-	$-

   See accompanying notes to the condensed financial statements

GAMZIO, INC.
(A Development Stage Company)
Notes to the Condensed Financial Statements
(Unaudited)
September 30, 2013

1.   Basis of presentation

The accompanying unaudited financial statements of Gamzio, Inc. (“Gamzio” or “the Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”).  Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment.  Actual results may vary from these estimates.

These unaudited condensed financial statements should be read in conjunction with the audited financial statements, as of December 31, 2012, and notes thereto. In the opinion of management, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year.

Development Stage Company: The Company has not earned any revenue from operations. Accordingly, the accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development-stage companies as set forth in Financial Accounting Standards Board Accounting Standards Codification 915 (“FASB ASC 915”). A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues therefrom.

2.   Nature of operations and going concern

Gamzio, Inc. ( the “Company”) began operations on January 13, 2012 and was formally incorporated on July 2, 2012 under the laws of the state of Nevada to innovate social casino games. Our flagship game Slots-O-Luck Adventure for iPad and iPhone will be featured in the Apple iTunes store.

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for its next fiscal year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At September 30, 2013, the Company had not yet achieved profitable operations, had accumulated losses of $258,631 since its inception, has an accumulated  deficit of $ 258,631and expects to incur further losses in the development of its business, all of which raises substantial doubt about the Company’s ability to continue as a going concern.

The Company expects to continue to incur substantial losses as it executes its business plan and does not expect to attain profitability in the near future.  Since its inception, the Company has funded operations through short-term borrowings and equity investments in order to meet its strategic objectives. The Company's future operations are dependent upon external funding and its ability to execute a new business plan, realize sales and control expenses.

Management believes that sufficient funding will be available from additional borrowings and private placements to meet its business objectives including anticipated cash needs for working capital, for a reasonable period of time.  However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of a new business operation, or if obtained, upon terms favorable to the Company.

GAMZIO, INC.
(A Development Stage Company)
Notes to the Condensed Financial Statements
(Unaudited)
September 30, 2013
3.   Summary of significant accounting policies

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Basic and Diluted Net Income (loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding.   Diluted net income (loss) per share amounts are computed using the weighted average number of common and common equivalent shares outstanding as if shares had been issued on the exercise of the common share rights unless the exercise becomes antidilutive and then the basic and diluted per share amounts are the same. As of September 30, 2013 and 2012 there were no common stock equivalents outstanding.

Evaluation of Long-Lived Assets

The Company periodically reviews its long term assets and makes adjustments, if the carrying value exceeds fair value.

Computer Software

The Company has chosen to expense all costs associated with the development of its games.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed.   An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Foreign Currency

The books of the Company are maintained in United States dollars and this is the Company’s functional and reporting currency.  Translations denominated in other than the United States dollar are translated as follows with the related transaction gains and losses being recorded in the Statement of Operations:

(i)	Monetary items are recorded at the rate of exchange prevailing as at the balance sheet date;
(ii)	Non-Monetary items including equity are recorded at the historical rate of exchange; and
(iii)	Revenues and expenses are recorded at the period average in which the transaction occurred.

GAMZIO, INC.
(A Development Stage Company)
Notes to the Condensed Financial Statements
(Unaudited)
September 30, 2013
3. Summary of significant accounting policies (continued)

Revenue Recognition

The Company earns revenue through consulting fees and from transaction fees it charges customers. Consulting fees are recorded in revenue when the service is completed. Transaction fees are recorded in revenue when a customer completes a purchase on the Company’s website and the related transaction fee is charged to the customer’s credit card. No revenue has been recognized to date.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with general accepted accounting principles.  Those estimates and assumptions affect the reported amounts of the assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.   Actual results could vary from the estimates that were assumed in preparing these financial statements.

Statement of Cash Flows

For the purposes of the statement of cash flows, the Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents.

Recent Accounting Pronouncements

The Company does not expect the adoption of any other recent accounting pronouncements will have a material impact on its financial statements.

4.   Related party loan

Commission.net, Inc. is wholly owned by our CEO Jason Deiboldt. Commission.net, Inc. has loaned to Gamzio, Inc. working capital in the amount of $257,159 since inception to September 30, 2013.  The loan is due on December 31, 2017 which is non-recourse and bears no interest. As a result, the related party loan has been discounted to account for imputed interest at comparable term treasuries and will recognize an imputed interest rate of 0.73% that has been credited toward additional paid in capital.  The discount is being amortized to interest expense over the term of the note.

5.   Common stock

On July 2, 2012, the company issued 100,000 common shares to a related party for services rendered.

The company is authorized to issue 100,000 shares of common stock and no preferred stock. As at September 30, 2013 100,000 shares of common stock were issued and outstanding.

6.   Subsequent event

        On October 23, 2013, the Company entered into and consummated a voluntary share exchange transaction with Marine Drive Mobile, Inc., a Nevada corporation (“MDMC”) and the sole stockholder of Gamzio , pursuant to a Share Exchange Agreement.

       In accordance with the terms of the Agreement, MDMC issued 30,000,000 shares of its common stock, to the Selling Stockholder in exchange for 100% of the issued and outstanding capital stock of Gamzio. As a result of the Exchange Transaction, the Selling Stockholder acquired 54% of the issued and outstanding shares of common stock of MDMC.

      Gamzio became MDMC’s wholly-owned subsidiary, and MDMC acquired the business and operations of Gamzio.

      The company has reviewed subsequent events through January 27, 2014, which is the date the financial statements were issued.